As filed with the Securities and Exchange Commission on November 21, 2005

Registration No. 333-129834

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	77-0481679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(441) 296-6395

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MATTHEW GLOSS

Vice President of Business Affairs and General Counsel

MARVELL SEMICONDUCTOR, INC.

700 First Avenue

Sunnyvale, California 94089

(408) 222-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stanton D. Wong

Pillsbury Winthrop Shaw Pittman LLP

P.O. Box 7880

San Francisco, California 94120

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Registration Statement is to file certain exhibits to the Registration Statement, as set forth below in Item 16 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling shareholder. All amounts are estimated except the SEC registration fee.

Amount

SEC registration fee	$5,707
Accounting fees and expenses	18,000
Legal fees and expenses	15,000
Miscellaneous fees and expenses	10,293
Total	$49,000

Item 15. Indemnification of Directors and Officers

 Set forth below is a description of certain provisions of the Companies Act of 1981 of Bermuda (the “Companies Act”), the Registrant’s Memorandum of Association, as presently in effect (the “Memorandum of Association”), and the Registrant’s Bye-laws (the “Bye-laws”), as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the Companies Act, the Memorandum of Association and the Bye-laws, which are incorporated herein by reference.

The Companies Act permits the Registrant to indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Registrant other than in respect of his own fraud or dishonesty.

The Bye-laws provide that every director, officer, committee member and any resident representative of the Registrant be indemnified against any liabilities, loss, damage or expense incurred or suffered in such capacity, subject to limitations imposed in the Companies Act.

The Bye-laws further provide that each shareholder and the Registrant agree to waive any claim or right of action against any director or officer, in respect of any failure to act or any action taken by such director or officer in the performance of his duties with or for the Registrant. The waiver does not extend to claims arising under United States federal securities laws or any claims or rights of action arising from the fraud or dishonesty of the director or  officer.

Item 16.  Exhibits

Exhibit
Number		Description of Document

5.1		Opinion of Appleby Spurling Hunter.

23.1	**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Appleby Spurling Hunter (included in its opinion filed as Exhibit 5.1).

24.1	**	Power of Attorney (see page II-3).

** Previously filed.

Item 17.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 21, 2005.

MARVELL TECHNOLOGY GROUP LTD.

By	/s/ Dr. Sehat Sutardja
Dr. Sehat Sutardja
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sehat Sutardja	Chairman of the Board, President and Chief	November 21, 2005
Dr. Sehat Sutardja	Executive Officer (Principal Executive Officer)

/s/ Weili Dai	Executive Vice President, Secretary and	November 21, 2005
Weili Dai	Director

/s/ George Hervey	Vice President and Chief Financial Officer	November 21, 2005
George Hervey	(Principal Financial and Accounting Officer)

*	Chief Technology Officer and Director	November 21, 2005
Dr. Pantas Sutardja

*	Director	November 21, 2005
Herbert Chang

*	Director	November 21, 2005
Dr. John M. Cioffi

*	Director	November 21, 2005
Dr. Paul R. Gray

*	Director	November 21, 2005
Douglas King

*	Director	November 21, 2005
Arturo Krueger

*By:	/s/ George Hervey
George Hervey
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description of Document

5.1		Opinion of Appleby Spurling Hunter.

23.1	**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Appleby Spurling Hunter (included in its opinion filed as Exhibit 5.1).

24.1	**	Power of Attorney (see page II-3).

** Previously filed.

II-1